EXHIBIT 99.1
[logo omitted]

CONTACTS:
Paul Dusseault
SAVVIS Communications
Office: 314.982.9168
e-Mail: dusseaup@fleishman.com


          SAVVIS TO APPLY FOR LISTING ON NASDAQ SMALL-CAP ISSUES MARKET

        SAVVIS to Join Over 700 Companies Listed on Nasdaq's $45 Billion
                                Small-Cap Market

HERNDON, VA, MAY 23, 2002 - SAVVIS Communications (NASDAQ: SVVS) announced today that it will apply for listing on the Nasdaq Small-Cap Issues Market. SAVVIS will retain its ticker symbol of SVVS.

"SAVVIS is financially strong and growing by winning new customers and providing superior service to our current customer base of over 1,500 companies," said David Frear, chief financial officer and executive vice president of SAVVIS. "We are moving our stock to the Nasdaq Small-Cap Issues Market to comply with Nasdaq's Marketplace Rules while continuing to offer investors the opportunity to participate in our growth."

If the transfer to the Small-Cap Issues Market is approved, SAVVIS will have until August 13, 2002 to demonstrate compliance with Nasdaq's $1.00 minimum bid requirement. SAVVIS will then be eligible for an additional 180 day grace period to demonstrate compliance provided that it meets additional Nasdaq listing criteria for the Small-Cap Issues Market**, which SAVVIS currently meets. On May 17, 2002 SAVVIS received notice from the Listing Qualifications Department of the Nasdaq Stock Market that its stock is subject to delisting based on the failure of SAVVIS' common stock to maintain the minimum bid price as required under Nasdaq rules.

As previously reported, SAVVIS is seeking approval by its stockholders of a reverse stock split at its annual meeting of stockholders to be held on June 7, 2002.

Frear continued, "SAVVIS does not intend to implement a reverse split at this time. Our company remains focused on delivering strong financial results, acquiring new customers, and leading the industry in customer service."


**Marketplace Rule 4310(c)(2)(A) states that "for initial inclusion [in the Small-Cap Issues Market], the issuer shall have (i) stockholders' equity of $5 million; (ii) market capitalization of $50 million...; or (iii) net income from continuing operations of $750,000 in the most recently completed fiscal year or in two of the last three most recently complete fiscal years."

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ABOUT SAVVIS
------------
SAVVIS Communications Corp. (NASDAQ: SVVS) is a global network service provider
(NSP) that delivers IP VPNs (virtual private networks), managed hosting and Internet services to medium-sized enterprises and the financial services market. The mid-market, which is underserved by traditional data communications carriers, is the fastest growing segment of the IP VPN market. In the demanding financial services industry, SAVVIS is a leading provider of high-performance networking services. SAVVIS' Financial Xchange(SM), a private IP VPN service platform, connects more than 4,700 financial institutions to financial applications and data worldwide. Financial Xchange(SM) is also one of the largest carriers of Financial Information eXchange protocol (FIX) traffic in the United States and has partnerships with many FIX application and services providers.

Known as The Network that Powers Wall Street(SM), SAVVIS delivers the reliability, performance and security of traditional private networks, as well as the scalability and flexibility of the Internet, often at a price less than both. As a result, enterprises can connect their offices, partners and remote employees over an affordable private IP network and can also integrate SAVVIS' managed hosting services as well. The editors of Network Magazine named SAVVIS' IP VPNs Product of the Year for 2001. SAVVIS beat out well-known VPN providers such as AT&T (NYSE: T), WorldCom (NASDAQ: WCOM), Sprint (NYSE: FON) and Genuity (NASDAQ: GENU).

SAVVIS was ranked the eighth fastest-growing technology company in North America on the 2001 Deloitte & Touche Technology Fast 500, which ranks companies based on five-year percentage revenue growth from 1996 - 2000. For more information about SAVVIS and its Intelligent IP Networking(SM), visit:
http://www.savvis.net.


FORWARD-LOOKING STATEMENTS
--------------------------
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although SAVVIS believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from SAVVIS' expectations are set forth as risk factors in SAVVIS' SEC reports and filings, including its annual report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission on March 29, 2002. Many of these factors are beyond SAVVIS' ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, SAVVIS claims the protection of the safe harbor for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995. SAVVIS assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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